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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549



                                   FORM 8-K



                                CURRENT REPORT
                    PURSUANT TO SECTION 13 or 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



               Date of Report (Date of earliest event reported):
                               February 3, 2000



                             Wal-Mart Stores, Inc.
                             ---------------------
            (Exact name of registrant as specified in its charter)



    Delaware                      001-06991                     71-0415188
    --------                      ---------                     ----------

(State or other               (Commission File                (IRS Employer
 Jurisdiction of                   Number)                  Identification No.)
 Incorporation)



                              702 S.W. 8th Street
                         Bentonville, Arkansas  72716
                         ----------------------------
             (Address of principal executive offices)  (Zip code)



              Registrant's telephone number, including area code:
                                (501) 273-4000
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Item 5.    Other Events.

     On February 3, 2000, Wal-Mart Stores, Inc. (the "Company") issued a press release announcing its approximate net sales for the fiscal year ended
January 31, 2000 and the four-week period ended January 28, 2000. The press release also discusses a change in accounting principle made by the Company in the last fiscal year in response to the issuance of a new Securities and Exchange Commission Staff Accounting Bulletin regarding revenue recognition. The change resulted in a one-time, non-cash reduction to the Company's earnings for fiscal year 2000 of $0.05 per share. Of that reduction, $0.04 per share was made with respect to prior years. The press release is attached hereto as Exhibit
99.1 and is incorporated in its entirety herein by reference. See "Index to Exhibits."

Item 7.    Financial Statements and Exhibits.

     (c)   Exhibits

     99.1  Press Release issued by Wal-Mart Stores, Inc. on February 3, 2000
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                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

     Dated:  February 8, 2000          WAL-MART STORES, INC.



                                       By:  /s/ H. Lee Scott
                                            -----------------------------------
                                            Name:   H. Lee Scott
                                            Title:  President and
                                                    Chief Executive Officer
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                               INDEX TO EXHIBITS


Exhibit
Number                            Description
------                            -----------

99.1      Press Release issued by Wal-Mart Stores, Inc. on February 3, 2000